                                                                     exhibit h.5

                        ADDITIONAL COMPENSATION AGREEMENT

                                                               February   , 2005
                                                                        --

PA Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated February   , 2005
                                                                    --
(the "Underwriting Agreement"), by and among NFJ Dividend, Interest & Premium Strategy Fund, a closed-end management investment company (the "Fund"), PA Fund Management LLC ("PAFM" or the "Manager"), NFJ Investment Group, L.P., Nicholas-Applegate Capital Management LLC and PEA Capital LLC and each of the underwriters named therein, with respect to the issue and sale of the Fund's common shares, par value $0.00001 per share (the "Common Shares"), as described therein. Reference is also made to (i) the Investment Management Agreement,
dated               , 2005 (the "Investment Management Agreement") between PAFM
      ----------- --
and the Fund, (ii) the subadvisory agreements by and between PAFM and each of NFJ Investment Group, L.P., Nicholas Applegate Management LLC and PEA Capital LLC and (iii) the registration statement on Form N-2 regarding the Common Shares of the Fund (the "Registration Statement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

     PAFM hereby confirms its agreement with UBS Securities LLC with respect to the additional compensation referred to in the "Underwriting" section of the Registration Statement, payable by PAFM to UBS Securities LLC. PAFM agrees to pay UBS Securities LLC additional compensation (the "Additional Compensation") as provided for in Section 2 hereof; provided that such Additional Compensation shall be an amount equal to 0.15% of the Fund's average daily total managed assets (i.e., total assets of the Fund (including any assets attributable to any Preferred Shares and borrowings that may be outstanding) minus accrued liabilities (other than liabilities representing borrowings) (the "Total Managed Assets") attributable to the Common Shares sold by UBS Securities LLC in the offering; and provided, further, that such payments shall not exceed the "Maximum Additional Compensation Amount" (as defined in Section 3 hereof). The Additional Compensation shall, (i) of be payable as set forth in Section 2 hereof.

     SECTION 1. UBS Securities LLC.

     (a) Within 60 days following the Closing Date, UBS Securities LLC shall prepare or cause to be prepared and provide to PAFM the aggregate purchase price to the public of the Common Shares sold by UBS Securities LLC, which shall be appended as Schedule A to this Additional Compensation Agreement. Such Schedule A shall be prepared in good faith by UBS Securities LLC and subject to verification by PAFM.

     (b) PAFM hereby employs UBS Securities LLC, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of PAFM:

          (i) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

          (ii) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of PAFM in connection therewith; and

          (iii) the provision of information to and consultation with PAFM with respect to applicable strategies designed to address market value discounts, if any, with respect to the Fund.

     SECTION 2. Payment of Additional Compensation.

     (a) PAFM shall pay the Additional Compensation, quarterly in arrears, to UBS Securities LLC in an amount equal to the amount attributable to the Common Shares sold by UBS Securities LLC in the offering multiplied by 0.0375% of the average weekly Total Managed Assets of the Fund for such quarter.

     (b) All fees payable hereunder shall be paid to UBS Securities LLC by wire transfer of immediately available funds within 15 days following the end of each calendar quarter to a bank account designated by UBS Securities LLC. At the time of each payment of Additional Compensation hereunder, PAFM shall deliver to UBS Securities LLC a statement indicating the amount of the average weekly Total Managed Assets of the Fund for such quarter on which such payment was based.

     (c) The initial payment of Additional Compensation hereunder shall be paid with respect to the calendar quarter ending March 31, 2005. The initial payment for the calendar quarter ending March 31, 2005 shall be pro rated for the period
February   , 2005 through March 31, 2005. In the event that this Additional
         --
Compensation Agreement terminates prior to the end of a calendar quarter, the Additional Compensation required to be paid hereunder shall be due and payable within 15 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day which is not a business day, it shall be due on the next day which is a business day. All fees payable hereunder shall be in addition to any fees paid by the Manager pursuant to the Purchase Agreement.

     SECTION 3. Maximum Additional Compensation Amount. The "Maximum Additional Compensation Amount" payable by PAFM to UBS Securities LLC hereunder shall be
     % of the aggregate offering price of the Common Shares. Merrill Lynch,
-----
Pierce, Fenner & Smith Incorporated ("Merrill Lynch") will receive additional
compensation which will not exceed      % of the aggregate initial offering
                                   -----
price of the Common Shares.

     SECTION 4. Term. This Additional Compensation Agreement shall continue coterminously with and so long as the Investment Management Agreement remains in effect between the Fund and PAFM, or any similar investment management agreement with a successor in interest or affiliate of PAFM remains in effect, as and to the extent that such investment management agreement is renewed periodically in accordance with the Investment Company Act of 1940, as amended. This Additional Compensation Agreement shall terminate on the earliest to occur of (a) with respect to UBS Securities LLC, the payment by PAFM to UBS Securities LLC of the Maximum Additional Compensation Amount, (b) with respect to the Fund, the dissolution and winding up of the Fund and (c) with respect to PAFM, the date on which the Investment Management Agreement or other investment management agreement between the Fund and PAFM or any successor in interest to PAFM, including but not limited to an affiliate of PAFM, shall terminate.

     SECTION 5. Except to the extent legally required (after consultation with, and approval as to form and substance by, UBS Securities LLC and its counsel), none of (i) the name of UBS Securities LLC, (ii) any advice rendered by UBS Securities LLC to PAFM, or (iii) or any communication from UBS

Securities LLC in connection with the services performed by UBS Securities LLC pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by PAFM or any of its affiliates or any of their agents, without UBS Securities LLC's prior written consent. UBS hereby agrees to the use of its name in the Registration Statement on Form N-2 (File No. 333-108137) of the Fund.

     SECTION 6. PAFM will furnish UBS Securities LLC with such information as UBS Securities LLC believes appropriate to its assignment (all such information so furnished being the "Information"). PAFM recognizes and confirms that UBS Securities LLC (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) does not assume responsibility for the accuracy, completeness or reasonableness of the Information and such other information and (c) will not make an appraisal of any assets or liabilities (contingent or otherwise) of the Fund. PAFM represents that at any time UBS Securities LLC is undertaking after market support services, the publicly available information with respect to the Fund made public by or at the direction of PAFM or the Fund will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 7. Not an Investment Adviser. PAFM acknowledges that UBS Securities LLC is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund. No provision of this Additional Compensation Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of any Underwriter, and the Underwriters are not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. PAFM acknowledges and agrees that UBS Securities LLC has been retained solely to provide the services specified herein to PAFM, and not to act as an advisor to any other person, and PAFM's engagement of UBS Securities LLC is not intended to confer rights upon any person (including the Fund or shareholders, employees or creditors of PAFM of the Fund) not a party hereto as against UBS Securities LLC or its affiliates, or its directors, officers, employees or agents, successors, or assigns. UBS Securities LLC shall act as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to PAFM.

     SECTION 8. Not Exclusive. Nothing herein shall be construed as prohibiting any Underwriter or its respective affiliates from acting as such for any other clients (including other registered investment companies or other investment advisers).

     SECTION 9. Liability and Indemnification. PAFM and UBS Securities each agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

     SECTION 10. Assignment. This Additional Compensation Agreement may not be assigned by any party without the prior written consent of each other party.

     SECTION 11. Amendment; Waiver. No provision of this Additional Compensation Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

     SECTION 12. Governing Law. This Additional Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. No claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and PAFM and UBS Securities LLC consent to the jurisdiction of such courts and personal service with respect thereto. PAFM and UBS Securities LLC each waive all rights to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     SECTION 13. Counterparts. This Additional Compensation Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Additional Compensation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                                                     exhibit h.5

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among PAFM and UBS Securities LLC in accordance with its terms.

                                        Very truly yours,

                                        UBS SECURITIES LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

PA FUND MANAGEMENT LLC


By:
    ------------------------------------
    Name:
    Title:

                                   SCHEDULE A

----------------------------------------------------------
                             Aggregate
Name of Qualifying   Purchase Price to Public    Pro Rata
    Underwriter        of Common Shares Sold    Percentage
----------------------------------------------------------
UBS Securities LLC         $                            %
                            ------------          ------
----------------------------------------------------------

                  UBS Securities LLC Indemnification Agreement

                                                               February   , 2005
                                                                        --

UBS Securities LLC
299 Park Avenue
New York, New York 10171

In connection with the engagement of UBS Securities LLC ("UBS Securities") to provide services to the undersigned (the "Company") as set forth in the
Agreement dated February   , 2005 between the Company and UBS Securities (the
                         --
"Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Fund made pubic by or at the direction of the Fund or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except, (a) in the case of clause (i) only, to the extent it shall be determined by a court of competent jurisdiction that such losses claims, damages, liabilities and expenses resulted from UBS Securities using, in a manner constituting gross negligence or willful misconduct of UBS Securities, an outdated report or information instead of a recent report or information made available to UBS Securities that replaced the outdated report or information or (b) in the case of clause (ii) only, to the extent it shall be determined by a court of competent jurisdiction that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse UBS Securities for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Securities has been retained to perform services bears to the fees paid to UBS Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. Promptly after UBS Securities receives actual notice of the commencement of any Proceeding in respect of which indemnification or reimbursement may be sought hereunder, UBS Securities will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation hereunder unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against UBS Securities, the Company shall, upon written notice given reasonably promptly following UBS Securities' notice to the Company of such Proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by the Company and reasonably satisfactory to UBS Securities; provided, however, that UBS Securities may retain separate counsel to participate in such defense but the fees and expenses of such counsel shall be at the expense of UBS Securities unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to UBS Securities to have charge of the defense of such Proceeding or UBS Securities shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Securities), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company agrees that it will not, without the prior written consent of UBS Securities, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification could be sought under this Indemnification Agreement (whether or not UBS Securities is an actual or potential party thereto), unless such settlement, compromise or consent includes an unconditional release of UBS Securities from all liability arising out of such Proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of UBS Securities. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Securities' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that any such losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Securities in performing the services that are the subject of the Agreement.

     Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company's indemnification obligations under this Agreement shall not apply to any losses, claims, damages, liabilities, fines or expenses arising out of or relating to the characterization of the compensation payable by the Company to UBS Securities under the Agreement, including with respect to the characterization of such compensation under applicable rules of the NASD, Inc.

     For the avoidance of doubt, UBS Securities' underwriting activities on behalf of the Company or its clients, including the Fund referred to in the Agreement, shall not constitute a matter in any way relating to or referred to in the Agreement or be deemed to arise out of matters contemplated by the Agreement, and the Company's indemnification obligations hereunder shall not apply to any Proceeding arising out of or relating to such underwriting activities.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        PA FUND MANAGEMENT LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC


By:
    ------------------------------------
By:
Title:


By:
    ------------------------------------
By:
Title: